Exhibit 99.2

News Release	News Release

Magnum Hunter Resources Announces Dismissal of

Consolidated Securities Class Action Lawsuit in the United

States District Court for the Southern District of New York

HOUSTON, Texas — (Marketwire) — June 24, 2014 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC, MHR.PRD and MHR.PRE) (“Magnum Hunter” or the “Company”) announced today that the consolidated securities class action lawsuit filed against the Company last year has now been dismissed in its entirety by the judge overseeing the case in the United States District Court for the Southern District of New York.

With the dismissal of this consolidated securities class action lawsuit on June 23, 2014, the Company has been successful in securing dismissals of a total of five separate securities class action and shareholder derivative lawsuits filed in four different judicial courts without any monies paid to any plaintiffs or their respective legal counsel.  Three of the lawsuits were dismissed on motions by the defendants, while the other two were voluntarily dismissed by the plaintiffs.  The Company is currently working to obtain dismissal of the last remaining shareholder derivative lawsuit.  The plaintiffs in the consolidated securities class action lawsuit can appeal yesterday’s dismissal to the U.S. Court of Appeals for the Second Circuit.

A Form 8-K, including a copy of the opinion and order of the United States District Court for the Southern District of New York dismissing the consolidated securities class action lawsuit, is being filed with the Securities and Exchange Commission.

Magnum Hunter Management Comments

Mr. Paul M. Johnston, Senior Vice President and General Counsel, commented, “It is very gratifying that we have been successful in securing the dismissal of such a large number of lawsuits against our Company and certain directors and officers. Fortunately, courts throughout the country are taking a much tougher stance on these types of complaints against companies and their directors and officers. We would like to also express our appreciation to the litigation team at Norton Rose Fulbright in Houston who led our efforts in all of these dismissals.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas-based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the States of West Virginia, Ohio, and North Dakota. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, and Williston Basin/Bakken Shale.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Cham King

AVP, Investor Relations

ir@magnumhunterresources.com

832-203-4560